GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.


                                  Give the SOCIAL                                                    Give the EMPLOYER
For this type of account:         SECURITY number of--               For this type of account:       IDENTIFICATION number of--
--------------------------------  -----------------------------      ------------------------------  ------------------------------
1.  Individual                    The individual                     6.  Sole proprietorship         The owner3

2.  Two or more                   The actual owner of the            7.  A valid trust, estate or    The legal entity4
    individuals                   account, or if combined                pension trust
    (joint account)               funds, the first individual
                                  on the account1                    8.  Corporate                   The corporation

3.  Custodian account of a        The minor2                         9.  Association, club,          The organization
    minor (Uniform Gift to                                               religious, charitable,
    Minors Act)                                                          educational or other
                                                                         tax-exempt
                                                                         organization

4.  a.  The usual revocable       The grantor-trustee1               10. Partnership                 The partnership
        savings trust
        (grantor is
        also trustee)

    b.  So-called trust account  The actual owner1                  11.  A broker or                 The broker or nominee
        that is not a legal or                                           registered nominee
        valid trust under
        State law.

5. Sole proprietorship           The owner3                         12.  Account with the            The public entity
                                                                         Department of
                                                                         Agriculture in the
                                                                         name of a public
                                                                         entity (such as a
                                                                         state or local
                                                                         government, school
                                                                         district, or prison)
                                                                         that receives
                                                                         agricultural
                                                                         program payments

1 List  first and  circle the name of the person  whose  number you  furnish.
2 Circle the minor's name and furnish the minor's social security  number.
3 Show your  individual  name.  You may also enter your business name. You may use your SSN or EIN.
4 List  first and  circle  the name of the valid  trust,  estate or pension
  trust.  (Do  not  furnish  the  identifying   number  of  the  personal
  representative or trustee unless the legal entity itself is not designated in the account title.) Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                      NUMBER (TIN) ON SUBSTITUTE FORM W-9
             (Section references are to the Internal Revenue Code)
                                     Page 2

NAME
                                                                           (14) A middleman  known in the investment community as
If you are an individual,  you must generally provide the name shown on         a nominee or listed in the most recent publication
your social  security  card.  However,  if you have  changed  your last         Society of Corporate Secretaries, Inc., Nominee
name,  for  instance,  due to marriage,  without  informing  the Social         List.
Security  Administration  of the name  change,  please enter your first
name,  last name shown on your social  security card, and your new last    (15) A trust  exempt  from  tax  under  section  664 or
name.                                                                           described in section 4947.

OBTAINING A NUMBER                                                       Payments of dividends  generally  not subject to
If you don't have a taxpayer  identification number ("TIN"),  apply for  backup  withholding include the following:
one immediately.  To apply, obtain Form SS-5,  Application for a Social
Security  Card,   from  your  local  office  of  the  Social   Security        Payments  to  nonresident  aliens  subject  to
Administration,  or Form SS-4, Application for Employer  Identification        withholding under section 1441.
Number, from your local Internal Revenue Service (the "IRS") office.
                                                                               Payments to partnerships not engaged in a trade or
                                                                               business in the U.S. and that have at least one
PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING                             resident partner.
The  following is a list of payees exempt from backup  withholding  and
for which no  information  reporting  is  required.  For  interest  and        Payments made by certain foreign organizations.
dividends,  all listed  payees are exempt  except item (9).  For broker
transactions,   payees   listed  in  (1)  through  (13)  and  a  person  Payments of  interest  generally  not subject to registered  under the  Investment  Advisers  Act of 1940 who  regularly  backup withholding include the following:
acts as a broker  are  exempt.  Payments  subject  to  reporting  under
sections  6041 and 6041A are generally  exempt from backup  withholding        Payments of interest on obligations issued by
only if made to payees  described in items (1) through (7), except that        individuals. NOTE: YOU MAY BE SUBJECT TO BACKUP
a corporation  that provides  medical and health care services or bill         WITHHOLDING IF THIS INTEREST IS $600 OR MORE  AND IS
and collects  payments  for such  services  is not exempt from backup          PAID IN THE COURSE  OF THE  PAYOR'S  TRADE  OR
withholding or information reporting.                                          BUSINESS AND YOU HAVE NOT PROVIDED YOUR CORRECT TIN
                                                                               TO THE PAYOR.

                                                                               Payments of tax-exempt interest (including
                                                                               exempt-interest dividends under section 852).
 (1) A corporation.
                                                                               Payments described in section 6049(b)(5) to
 (2) An   organization   exempt  from  tax  under  section 501(a),             nonresident aliens.
     or an  individual  retirement  plan  ("IRA"),  or a  custodial
     account under section 403(b)(7).                                          Payments on tax-free covenant bonds under
                                                                               section 1451.
 (3) The  United   States  or  any  of  its   agencies or instrumentalities.
                                                                               Payments made by certain foreign organizations.
 (4) A state,  the District of Columbia,  a possession  of Unite
     States,   or  any  of  their  political   subdivisions  or  subject       Mortgage interest paid by you.
     instrumentalities.

 (5) A  foreign   government   or  any  of  its  political subdivisions,  Payments that are not subject to information
     agencies or instrumentalities.                                       reporting are also not to backup  withholding.
                                                                          For details, see sections 6041, 6041A(a), 6042, 6044,
 (6) An international organization or any of its agencies or              6045, 6049, 6050A, and 6050N, and the regulations
     instumentalities.                                                    under those sections.

 (7) A foreign central bank of issue.                                     PRIVACY ACT NOTICE.-- Section  6109  requires
                                                                          you to furnish your correct TIN to persons who
 (8) A dealer in  securities  or  commodities  required to                must file  information  returns  with the
     register in the U.S. or a possession of the U.S.                     IRS to report interest,  dividends, and certain
                                                                          other income paid to you,  mortgage  interest
 (9) A futures  commission  merchant  registered  with the Commodity      you paid, the acquisition or abandonment of
     Futures Trading Commission.                                          secured  property,  or  contributions  you
                                                                          made to an IRA.  The IRS uses the numbers for
(10) A real estate investment trust.                                      identification  purposes and to help verify the
                                                                          accuracy of your tax return.  You must provide
(11) An  entity  registered  at all times  during  the tax                your TIN whether or not you are qualified to
     year under the Investment Company Act of 1940.                       file a tax return. Payors must generally
                                                                          generally withhold 31% of taxable interest,
(12) A common trust fund  operated by a bank under section 584(a).        dividend, and certain other payments to payee
                                                                          who does not furnish a TIN to payor.  Certain
(13) A financial institution.                                             penalties may also apply.

                                                                            PENALTIES
                                                                              (1) FAILURE TO FURNISH  TIN. -- If you fail to
                                                                                  furnish  your  correct TIN to a requester
                                                                                  (the person asking you to furnish your
                                                                                  TIN), you are subject to a penalty of $50
                                                                                  for each such  failure  unless your
                                                                                  failure is due to reasonable cause and
                                                                                  not to willful neglect.
                                                                              (2) CIVIL   PENALTY   FOR  FALSE   INFORMATION
                                                                                  WITH   RESPECT  TO WITHHOLDING -- If you  make
                                                                                  a false  statement  with  no  reasonable
                                                                                  basis that  results in no backup withholding,
                                                                                  you are subject to a $500 penalty.
                                                                              (3) CRIMINAL  PENALTY  FOR  FALSIFYING
                                                                                  INFORMATION.-- Willfully falsifying
                                                                                  certifications or affirmations  may  subject
                                                                                  you  to criminal penalties including fines
                                                                                  and/or imprisonment.
                                                                                      FOR ADDITIONAL INFORMATION CONTACT
                                                                                        YOU TAX CONSULTANT OR THE IRS
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